UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2015

VolitionRx Limited

 (Exact name of registrant as specified in its charter)

Delaware	000-30402	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1 Scotts Road #24-05 Shaw Centre Singapore 228208
(Address of principal executive offices)
Telephone: +1 (646) 650-1351 Facsimile: +32 8172 5651
(Registrant’s Telephone and Facsimile Number)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VOLITIONRX LIMITED

Form 8-K

Current Report

Item 7.01. Regulation FD Disclosure.

On November 12, 2015, VolitionRx Limited, a Delaware corporation (the “Company”), issued a press release announcing that its Chief Executive Officer, Cameron Reynolds, will present at the Canaccord Genuity 2015 Medical Technology & Diagnostics Forum at the Westin Grand Central in New York City at 10:00 a.m., Eastern time, on Thursday, November 19, 2015 and the Biotech Capital Conference at the Brewery in London at 6:00 a.m., Eastern time, on Monday, November 23, 2015 (the “Conferences”).  The Company’s presentation at the Conferences will include information about the Company’s business milestones, recent clinical developments and plans and commercialization strategy for the NuQ® blood-based tests for colorectal cancer.

A copy of the press release issued by the Company announcing the Company’s participation at the Conferences is furnished herewith as Exhibit 99.1.  A copy of the presentation for the Conferences is furnished herewith as Exhibit 99.2.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2 is being furnished pursuant to Item 7.01 and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited, issued November 12, 2015.
99.2	Presentation for the Conferences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: November 19, 2015	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited, issued November 12, 2015.
99.2	Presentation for the Conferences.